EXHIBIT 19.1

LEGEND SPICES INC. Insider Trading Policy

I. Purpose

LEGEND SPICES INC. (the "Company") is committed to complying with all applicable securities laws and regulations. This Insider Trading Policy (the "Policy") is designed to prevent improper trading in the Company’s securities and to ensure that directors, officers, employees, and other individuals with access to material non-public information do not misuse such information for personal or financial gain.

II. Scope

This Policy applies to:

- All directors, officers, employees, contractors, and consultants of the Company and its subsidiaries.

- Immediate family members, household members, and other persons or entities whose transactions in the Company’s securities are subject to the individual’s control.

This Policy covers transactions in the Company’s securities as well as securities of other companies where material non-public information is obtained through the individual’s relationship with the Company.

III. Definitions

1. Material non-public Information

Material non-public information refers to information that:

- Has not been made publicly available; and

- Could influence an investor's decision to buy, sell, or hold the Company's securities.

Examples include but are not limited to:

- Financial results or projections;

- Mergers, acquisitions, or divestitures;

- Significant contracts, partnerships, or business developments;

- Changes in senior management;

- Stock splits, dividends, or share repurchase programs; and

- Pending litigation or regulatory developments.

2. Insider Trading

Insider trading refers to:

- Buying or selling the Company’s securities while aware of material non-public information;

- Disclosing material non-public information to others ("tipping") who may trade on such information.

3. Blackout Period

Blackout periods are designated times during which trading in the Company's securities is prohibited due to the possession of material non-public information.

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IV. Policy Overview

1. Prohibited Activities

- No director, officer, employee, or other covered individual may buy, sell, or otherwise trade in the Company's securities while in possession of material non-public information.

- No individual may "tip" material non-public information to others, including family members or friends, or encourage them to trade based on such information.

- No trading is permitted during designated blackout periods, as communicated by the Company.

2. Pre-Clearance for Trades

- Directors, officers, and designated employees ("Covered Persons") are required to obtain pre-clearance from the Compliance Officer before engaging in any transaction involving the Company’s securities.

3. Rule 10b5-1 Trading Plans

- Covered Persons may establish Rule 10b5-1 trading plans to facilitate pre-scheduled trading of the Company’s securities. All trading plans must:

- Be approved in advance by the Compliance Officer; and

- Comply with the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934.

4. Short Sales and Hedging

- Short sales of the Company’s securities are prohibited.

- Hedging transactions, including the purchase of financial instruments designed to offset decreases in the value of the Company’s securities, are not permitted without prior approval.

5. Margin Accounts and Pledging

- Securities of the Company may not be held in margin accounts or pledged as collateral for loans without pre-approval by the Compliance Officer.

V. Procedures

1. Compliance Officer

The Compliance Officer is responsible for:

- Administering this Policy;

- Approving or denying pre-clearance requests for trades;

- Communicating blackout periods to Covered Persons; and

- Providing training and guidance on insider trading laws and regulations.

2. Reporting Violations

Any suspected violations of this Policy must be reported immediately to the Compliance Officer or the Company’s legal department. Violations may result in disciplinary action, including termination of employment.

VI. Consequences of Violations

Violations of insider trading laws can result in severe civil and criminal penalties, including fines and imprisonment. The Company may also impose disciplinary action for violations of this Policy, up to and including termination.

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VII. Acknowledgment and Certification

All directors, officers, employees, and other covered individuals must acknowledge and certify their understanding of this Policy upon hire and annually thereafter.

Acknowledgment

I acknowledge that I have received, read, and understood the Insider Trading Policy of LEGEND SPICES INC. I agree to comply with the Policy and understand that violations may result in disciplinary action and/or legal consequences.

Signature: /s/ Qihui Wang

Name: Qihui Wang

Date: August 13, 2026

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